Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

No. DTHR -000__

$___________

Date: September ____, 2018

DTHERA SCIENCES
(a Nevada corporation)

10% OID PROMISSORY NOTE
Due On or Before January _____, 2019

DTHERA SCIENCES, a Nevada corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of ______________ (“Holder”), the principal amount of _____________ ($____________) (the “Principal Amount”) on or before January ____, 2019 (the “Maturity Date”), on the terms set forth herein (the “Note”).

This Note is subject to the terms and conditions set forth in, and is purchased from the Company pursuant to, that certain Promissory Note Purchase Agreement (the “Purchase Agreement”) between the Holder and the Company of even or near date herewith.

1.                  Investment Intent:  By accepting this Note, the Holder hereby acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and Holder represents for himself and his legal representative that he is acquiring this Note for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities.

2.                  No Interest Original Issue Discount:  This Note was issued at an original issue discount of 10%, and shall not otherwise accrue any interest.

3.                  Unsecured Obligation:  The obligations of the Company under this Note are unsecured.

4.                  Securities Laws and Restrictions:  This Note has not been registered for sale under the Act, and neither this Note nor any interest in this Note may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act. Holder has reviewed the Company’s periodic and annual reports as filed with the Securities and Exchange Commission (the “SEC Reports”) and has based its investment decision solely on the information contained in the SEC Reports.  Holder represents and warrants that it is an “accredited investor” as defined under the Act.

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5.                  Automatic Conversion into Crossover Round:  As described more fully in the Purchase Agreement, this Note will automatically convert into the Crossover Round (as defined in the Agreement) at the time of the closing of the Crossover Round.

6.                  Events of Default:  If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

a.	if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within fifteen days after written notice thereof from the Holder to the Company, if the Company fails to tender any payment due hereunder when the same becomes due; and shall fail to cure such default within fifteen days after written notice thereof from the Holder to the Company; or
b.	if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within fifteen days after written notice thereof from the Holder to the Company; or
c.	if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or
d.	if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

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then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, until the same is fully paid, without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

7.                   Notice:  Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given and received as hereinafter described (i) if given by personal delivery, then such notice shall be deemed received upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed received upon receipt of confirmation of complete transmittal, (iii) if given by certified mail return receipt requested, then such notice shall be deemed received upon the day such return receipt is signed, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. Copies of such notices shall also be transmitted by email to the email address provided for on the signature page of the Subscription Agreement. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days' advance written notice to the other:

If to the Company:

Dthera Sciences

7310 Miramar Rd Suite 350.

San Diego, CA 92126

Attention: Edward Cox, Chief Executive Officer

With a copy to (which copy shall not constitute notice):

Kirton | McConkie

50 E. South Temple, Suite 400

Salt Lake City, UT 84111

Attention: C. Parkinson Lloyd

8.                  Governing Law and Jurisdiction:  The Note shall be governed by the laws of the State of California. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of California. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in San Diego County, California.

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9.                Severability:  If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

10.              Amendment:  This Note may only be amended in writing, duly endorsed by the parties hereto.

11.              Heading:  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

DTHERA SCIENCES

By:

Name:	Edward Cox

Title:	Chief Executive Officer

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